UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________________________________
FORM 8-K
__________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2022
__________________________________________________________________
GUILD HOLDINGS COMPANY
(Exact name of Registrant as Specified in Its Charter)
__________________________________________________________________
Commission file number: 001-39645

Delaware	85-2453154
(State of Incorporation)	(IRS Employer Identification No.)

5887 Copley Drive, San Diego, California	92111
(Address of Principal Executive Offices)	(Zip Code)
(858) 560-6330
(Registrant’s telephone number, including area code)
__________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	GHLD	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 24, 2022, the board of directors (the “Board”) of Guild Holdings Company (the “Company”) increased the size of the Board to seven members and announced the appointment of Gioia Messinger to serve as a Class III director (for a term expiring at the 2023 annual meeting of stockholders), effective July 1, 2022. Ms. Messinger will also join the audit committee and compensation committee of the Board at that time.

Gioia Messinger brings more than three decades of high technology and executive experience, with over two decades focused on consumer electronics, Internet of Things (IoT), robotics/artificial intelligence (AI) and digital health as Founder/CEO, board member, interim executive and venture capital advisor. Ms. Messinger founded, and since 2012 has served as Principal of LinkedObjects, Inc., a strategic advisory services business focused on digital transformation brought about by AI and IoT. Ms. Messinger also founded, and from 2004 to 2012, served as CEO of Avaak, Inc., now Arlo Technologies, that created Arlo, the award-winning smart video security system for the home. Currently, Ms. Messinger, is an advisor to several start-ups and serves on the board of One Stop Systems (NASDAQ:OSS), a provider of high-performance computing used for AI applications on the edge, Indyme Solutions, LLC, a provider of IoT and AI solutions for the world’s largest retailers and CARI Health, Inc., a developer of innovative personalized Connected Health solutions. Additionally, she is a member of the Dean’s Council of Advisors at the UC San Diego, Jacobs School of Engineering. Previously, Ms. Messinger served on the board of Vicon Industries (NYSE: VCON). Ms. Messinger obtained her MBA from the Paul Merage School of Business at the University of California, Irvine and her B.S. in Computer Engineering from the University of California, San Diego. She is an inventor on 11 patents.

Ms. Messinger’s compensation will be consistent with the Company’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on March 25, 2022, under the heading “Director Compensation.” Ms. Messinger’s compensation will be prorated to reflect the commencement date of her Board service. Ms. Messinger will enter into the Company’s standard form of indemnification agreement, a form of which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-249225), filed with the SEC on October 1, 2020.

The Board has determined that Ms. Messinger is an independent director under the listing standards of The New York Stock Exchange (the “NYSE”) and meets the additional independence requirements of the NYSE and SEC with respect to members of the audit committee and compensation committee of the Board.

There are no arrangements or understandings between Ms. Messinger and any other person pursuant to which Ms. Messinger was selected as a director of the Company. There are also no family relationships between Ms. Messinger and any director or executive officer of the Company and Ms. Messinger does not have any direct or indirect material interest in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD Disclosure.

On June 28, 2022, the Company issued a press release announcing the appointment of Ms. Messinger as a director of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section.

The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Guild Holdings Company on June 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUILD HOLDINGS COMPANY

Date: June 28, 2022	By:	/s/ Desiree A. Kramer
Desiree A. Kramer
Chief Financial Officer
3